CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO Equity Series® of our reports dated August 24, 2017, relating to the financial statements and financial highlights, which appears in the funds listed in Attachment I (the “Funds”) Annual Report on Form N-CSR for the year ended June 30, 2017. We also consent to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

PricewaterhouseCoopers LLP

Kansas City, Missouri

July 26, 2018

Attachment I

PIMCO Equity Series®

1.	PIMCO Dividend and Income Fund
2.	PIMCO EqS® Long/Short Fund
3.	PIMCO RAE Emerging Markets Fund (formerly PIMCO RAE Fundamental Emerging Markets Fund)
4.	PIMCO RAE Global ex-US Fund (formerly PIMCO RAE Fundamental Global ex-US Fund)
5.	PIMCO RAE Global Fund (formerly PIMCO RAE Fundamental Global Fund)
6.	PIMCO RAE International Fund (formerly PIMCO RAE Fundamental International Fund)
7.	PIMCO RAE US Fund (formerly PIMCO RAE Fundamental US Fund)
8.	PIMCO RAE US Small Fund (formerly PIMCO RAE Fundamental US Small Fund)
9.	PIMCO REALPATH® Blend Income Fund
10.	PIMCO REALPATH® Blend 2020 Fund
11.	PIMCO REALPATH® Blend 2025 Fund
12.	PIMCO REALPATH® Blend 2030 Fund
13.	PIMCO REALPATH® Blend 2035 Fund
14.	PIMCO REALPATH® Blend 2040 Fund
15.	PIMCO REALPATH® Blend 2045 Fund
16.	PIMCO REALPATH® Blend 2050 Fund
17.	PIMCO REALPATH® Blend 2055 Fund